Exhibit 99.1
KBW Investor Presentation August 1, 2007 Legacy Bancorp NASDAQ Listed: LEGC

This presentation is for informational purposes only and does not constitute an offer to sell shares of common stock of Legacy Bancorp, Inc. For more information, please refer to the Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended March 31, 2007. 2 NASDAQ Listed: LEGC

This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to changes in market interest rates, loan prepayment rates, the business and financial condition of borrowers of construction and commercial real estate loans and the economic viability of projects financed, economic conditions in Western Massachusetts, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, and loan, deposit and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services. The Company disclaims any intent or obligation to update forward-looking statements, whether in response to new information, future events or otherwise. Please refer to the Company's most recent Securities and Exchange Commission Form 10-K filed by the Company for the year ended December 31, 2006 for further information about "Risk Factors" that may affect the Company's actual future results. Forward Looking Statement 3 NASDAQ Listed: LEGC

Corporate Overview Headquartered in Pittsfield, MA Berkshire County 11 offices Loan production office in New York Capital District Definitive agreement signed July 25, 2007 with First Niagara Bank to purchase five branches in eastern New York 177 Employees Serving 19,182 households Principal lines of business Consumer Banking Commercial Banking Wealth Management Insurance and Investment Products 5 5 NASDAQ Listed: LEGC

Market Demographics Berkshire County Population 131,868 Growth segments, although modestly declining overall Households 56,006 FDIC Summary of Deposits - Berkshire County 12 banks, 56 offices, $2.8 billion in deposits Legacy ranked 2nd with 17.8% market share Albany-Schenectady-Troy MSA in New York Strategic expansion target Population 890,015 Growing modestly Households 350,284 6 NASDAQ Listed: LEGC

* Source: FDIC, Data as of June 30, 2006. Berkshire County Market Share 7 Total Total Percent of Deposits Market Parent Branch in Market Share Deposits Rank Institution Type Count ($000) (%) (%) 1 Berkshire Bank (MA) Savings Bank 13 939,985 33.57 65.28 2 Legacy Banks (MA) Bank 10 498,867 17.81 100.00 3 TD Banknorth NA (ME) Bank 9 289,413 10.33 1.21 4 Hoosac Bank (MA) Bank 2 191,334 6.83 59.64 5 Pittsfield Co-operative Bank (MA) Savings Bank 4 175,289 6.26 100.00 6 Lee Bank (MA) Bank 3 173,064 6.18 78.07 7 South Adams Savings Bank (MA) Savings Bank 3 151,103 5.40 100.00 8 Adams Co-operative Bank (MA) Savings Bank 3 141,042 5.04 100.00 9 Williamstown Svgs Bk (MHC) (MA) Bank 1 135,505 4.84 40.36 10 Citizens Bank of Massachusetts (MA) Bank 4 51,475 1.84 0.05 11 Lenox National Bank (MA) Bank 2 40,562 1.45 100.00 12 Salisbury Bank & Trust Co. (CT) Bank 2 12,837 0.46 3.99 Totals 12 56 2,800,476 100.00 NASDAQ Listed: LEGC

Corporate Culture Strong governance Embrace growth and change Strong asset quality Strong risk management Developing sales culture Service excellence Performance-based compensation Community Skilled and experienced management team 8 NASDAQ Listed: LEGC

Assets 2002 2003 2004 2005 2006 2007* East 593 635 681 778 808 844 * As of June 30 9 NASDAQ Listed: LEGC

Loans 2002 2003 2004 2005 2006 2007 * East 372 466 505 548 579 616 Loans net of reserves * As of June 30 10 NASDAQ Listed: LEGC

Loan Mix Residential RE Fixed Residential RE Variable Home Equity Consumer & Other Commercial RE National Commercial RE Local C & I 3/31/2007 192.5 136.7 54.8 7.6 82 101.7 22.8 11 NASDAQ Listed: LEGC

Credit Quality 2002 2003 2004 2005 2006 2007 * East 0.0052 0.0029 0.0026 0.0012 0.0011 0.0019 NPL to Total Assets Net Charge-offs (Recoveries) to Average Loans Outstanding 2002 2003 2004 2005 2006 2007 * East 0.0001 0.0005 0.0016 0.0009 -0.0004 0.0004 * As of Mar. 31 12 NASDAQ Listed: LEGC

Credit Quality Legacy Bancorp, Inc. 1 NE/Mid-Atlantic Thrifts 2 Nationwide Thrifts 2 NPA's/Assets 0.19% 0.18% 0.34% NPL's/Loans 0.26% 0.25% 0.39% LLR/NPL 317.70% 277.09% 118.24% LLR/Loans 0.81% 0.78% 0.79% 1 Legacy ratios as of 03/31/07. 2 Source: SNL Database. Includes all public thrifts. Data as of most recent quarter available. Median statistics shown 13 NASDAQ Listed: LEGC

Deposits 2002 2003 2004 2005 2006 2007 * East 419 423 451 474 518 550 * As of June 30 14 NASDAQ Listed: LEGC

Deposit Mix Regular Savings Demand & Misc. Deposits Life Path NOW & Money Market Certificates 3/31/2007 48.6 51.4 99.2 90.7 228.1 15 NASDAQ Listed: LEGC

Net Income 2002 2003 2004 2005 2006 2007 * GAAP Income 1753 2990 3554 -2235 2806 1218 Core Income 2774 3481 3483 4465 4185 970 * Through June 30 16 NASDAQ Listed: LEGC

Revenue Mix Net Interest Income Service Fees Asset Management BOLI Insurance G(L) Securities G(L) Loans Misc. 12/31/2006 23576 2832 1001 222 211 0 210 712 17 NASDAQ Listed: LEGC

Efficiency Ratio 2002 2003 2004 2005 2006 2007 * GAAP Efficiency 84.5 75.2 73.8 104.2 74.2 86.4 Core Efficiency 82 74.8 73.7 69.9 75.8 86.4 * Through June 30 18 NASDAQ Listed: LEGC

Strategic Imperatives Growth and change Opportunities within and beyond the Berkshires Organic, de novo, and acquisition Expand sales culture corporate-wide Improve efficiency Revenue growth Bond portfolio restructuring Six Sigma Results driven Service excellence Community outreach and leadership 20 NASDAQ Listed: LEGC

First Niagara Transaction Five offices roughly surrounding greater New York Capital District $83.5 million 12.75% weighted premium Rural markets, limited competition Assets primarily cash Core deposits, attractive cost of funds

First Niagara Transaction

Strategic Imperatives (continued) New Branches: 20 NASDAQ Listed: LEGC 409 Stockbridge Road Great Barrington 331 State Road North Adams

Stock Performance IPO September 2005 : $10/share Raised $92 million net Trading began October 26, 2005 NASDAQ symbol: LEGC Valuation July 25, 2007: $13.33/share $137.4 million market cap Consistent dividend record with increase to $0.04 per share in March 2007 4% Buy-back completed February 2007 for 2006 Equity Incentive Plan Announced 5% Stock Buy-back in April 2007 21 NASDAQ Listed: LEGC

Investment Attributes Strategically positioned geographically Strong management and director teams Strong asset quality and risk management Consistent loan and deposit growth "Legacy" is well established local brand Well capitalized Attractive valuation 22 NASDAQ Listed: LEGC

Questions & Thank You Legacy Bancorp 23 NASDAQ Listed: LEGC